EXHIBIT 10.2

AFFIRMATION AND AMENDMENT OF GUARANTY

                    This AFFIRMATION AND AMENDMENT OF GUARANTY is entered into as of September 30, 2004, by and between SAFEGUARD SCIENTIFICS, INC. (“Guarantor”) and COMERICA BANK, successor by merger to Comerica Bank – California (“Bank”).

RECITALS

                    Bank, SAFEGUARD DELAWARE, INC. and SAFEGUARD SCIENTIFICS (DELAWARE), INC. (collectively, the “Borrowers”) are parties to that certain Loan Agreement dated as of May 10, 2002, as amended by a First Amendment to Loan Agreement dated as of May 9, 2003, a Second Amendment to Loan Agreement dated as of February 12, 2004, and a Third Amendment to Loan Agreement dated as of May 8, 2004 (as so amended, the “Loan Agreement”). Guarantor executed for the benefit of Bank an Unconditional Guaranty (the “Guaranty”), guarantying amounts owing by Borrowers to Bank. Borrowers and Bank propose to enter into a Fourth Amendment to Loan Agreement of even date herewith (the “Amendment”), which amends the Loan Agreement by, among other things, extending additional credit and increasing its maturity. Bank has agreed to enter into the Amendment provided, among other things, that Guarantor consents to the Amendment and agrees that the Guaranty will remain effective. In addition, the parties desire to amend the Guaranty in accordance with the terms of this Amendment and Affirmation.

AGREEMENT

                    NOW, THEREFORE, the parties agrees as follows:

                    1.           The last sentence of the introductory paragraph of the Guaranty is hereby amended to read as follows: “The liability of Guarantor hereunder shall not exceed a principal amount of $55,000,000 plus interest and the fees and expenses incurred by Bank in enforcing the Loan Documents.”

                    2.           Guarantor consents to the execution, delivery and performance by Borrowers of the Amendment and the documents and instruments executed in connection therewith. The Guaranty is and shall remain in full force and effect with respect to each Borrower’s Obligations (as defined in the Loan Agreement), as modified by the Amendment. Guarantor confirms that, as of the date hereof, Guarantor has no defenses against its obligations under the Guaranty.

                    3.           The Guaranty, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment and Affirmation and shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Guaranty, as in effect prior to the date hereof. Guarantor ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Guaranty.

                    4.           Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct as of the date of this Amendment and Affirmation (other than those made as of a specific date, as to which such representations and warranties are true and correct as of such date). Unless otherwise defined, all capitalized terms in this Amendment and Affirmation shall be as defined in the Guaranty. This Amendment and Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                    IN WITNESS WHEREOF, the undersigned have executed this Affirmation and Amendment of Guaranty as of the first date above written.

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Steve Grenfell

Title:	Vice President

COMERICA BANK

By:	/s/ Talene Salmastlian

Title:	Corporate Banking Officer